UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2025

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	87-3929852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

813 NE 17th Terrace, Unit A, Fort Lauderdale, Fl	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2024, on December 19, 2024 and on February 6, 2025, MGO Global Inc., a Delaware corporation (“MGO”) is party to a Business Combination Agreement, dated June 18, 2024 (as amended on December 17, 2024 and January 31, 2025, and as it may be subsequently amended, the “Business Combination Agreement”), with Heidmar Maritime Holdings Corp. (“Holdings”), Heidmar Inc. (“Heidmar”), HMR Merger Sub Inc., and Rhea Marine Ltd. and Maistros Shipinvest Corp. (together, the “Heidmar Shareholders”).

Under the Business Combination Agreement, MGO and Heidmar will effect a business combination (the “Business Combination”), pursuant to which MGO’s stockholders will surrender their shares of MGO common stock (the “MGO Shares”) and the Heidmar Shareholders will surrender their Heidmar common shares in exchange for newly issued common shares of Holdings (“Holdings Shares”). The exact number of Holdings Shares these parties will receive at the closing of the Business Combination will be determined by a ratio (the “Issuance Ratio “) of MGO Shares to Holdings Shares, which will apply equally to the MGO stockholders and the Heidmar Shareholders. Under the terms of the Business Combination Agreement, Heidmar will determine the Issuance Ratio prior to closing, so long as it preserves the relative ownership of Holdings Shares of the MGO stockholders, on the one hand, and the Heidmar Shareholders (and MGO’s financial advisor), on the other hand, and does not have a negative impact on the qualification of the Holdings Shares to become listed on Nasdaq.

Heidmar has determined that the Issuance Ratio will be 30 MGO Shares for every one Holdings Share. This will result in 56,752,633 Holdings Shares being issued at closing, including 3,212,413 Holdings Shares issued to the MGO stockholders, or 5.66% of the Holdings Shares outstanding after closing and 53,540,219 Holdings Shares issued to the Heidmar Shareholders (and MGO’s financial advisor), or 94.34% of the Holdings Shares outstanding after closing.

Accordingly, at the closing of the Business Combination, holders of the MGO common stock will receive one Holdings Share for every 30 MGO Shares. Holdings will not issue fractional shares in connection with the Business Combination. Instead, Holdings will pay cash (without interest) to the MGO stockholders that would otherwise receive a fraction of a Holdings Share in an amount based upon the closing price of an MGO Share on Nasdaq on the day prior to the closing of the Business Combination and in a manner consistent with the procedures of the Depository Trust Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer